SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                    FORM 8-K

                                 CURRENT REPORT


                      Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934


                                November 8, 2005
               ------------------------------------------------
               Date of Report (date of earliest event reported)


                          DELTA PETROLEUM CORPORATION
             ----------------------------------------------------
             Exact name of Registrant as Specified in its Charter


         Colorado                  0-16203                 84-1060803
---------------------------    ---------------   ---------------------------
State or Other Jurisdiction    Commission File   IRS Employer Identification
     of Incorporation              Number                  Number


                                  Suite 4300
                                370 17th Street
                             Denver, Colorado, 80202
         ----------------------------------------------------------
         Address of Principal Executive Offices, Including Zip Code


                                (303) 293-9133
             --------------------------------------------------
             Registrant's Telephone Number, Including Area Code


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))













ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEEMENT

     On November 8, 2005, Delta Petroleum Corporation ("Delta") entered into an Agreement and Plan of Merger with Castle Energy Corporation ("Castle"), which is listed on the Nasdaq National Market. Under the terms of the agreement, which has been approved by the Boards of Directors of both Delta and Castle, Delta would acquire Castle, which holds 6,700,000 shares of Delta's common stock, and would issue 8,500,000 shares of common stock to Castle's stockholders, for a net issuance of 1,800,000 shares of common stock. Castle also holds approximately $40 million in net cash and producing oil and gas properties located in Western Pennsylvania.

     The merger is subject to the approval of the Castle stockholders. The estate and family of Castle's founder, Joseph L. Castle II, and all of Castle's officers and directors have agreed to vote shares representing approximately 32% of the Castle common stock in favor of the transaction. Delta also intends to seek the approval of its stockholders of the reincorporation of Delta in Delaware in connection with the Castle merger.

     Delta and Castle will file a registration statement/proxy statement with the Securities and Exchange Commission in connection with the merger. In addition to the approval of Castle's shareholders, the closing of the merger will be subject to approval by regulatory agencies, the delivery of legal opinions and other and other customary closing conditions. Delta and Castle have agreed to a stipulated penalty of up to $5,000,000 for voluntarily terminating the merger. The target date for consummation of the merger is February 28, 2006, although circumstances and procedures may delay or accelerate that date.

     Castle's current ownership of 6,700,000 shares of Delta's common stock represents approximately 14% of the shares currently outstanding. In addition, Russell S. Lewis, a member of Delta's Board of Directors, serves on the Board of Directors of Castle.

     Delta engaged Lehman Brothers Inc. as its financial advisor for the transaction.


                                  SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DELTA PETROLEUM CORPORATION
                                      (Registrant)


Date:  November 15, 2005              By:/s/ Roger A. Parker
                                        ------------------------------------
                                        Roger A. Parker, President and Chief
                                        Executive Officer